UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021 (February 17, 2021)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
     (713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On February 17, 2021, Carriage Services, Inc. (the “Company”) entered into an amendment to the employment agreement of Melvin C. Payne, the Company’s Chief Executive Officer and Chairman of the Board (the “Amendment”), to extend the term of his employment to February 17, 2028. The Amendment also increases the minimum amount for Mr. Payne’s base salary to $900,000.00 and includes consideration paid by the Company to Mr. Payne in the form of Company stock options that only vest if the price of the company stock reaches predetermined price targets. The foregoing description is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
The following are furnished as part of this Current Report on Form 8-K:

     10.1 First Amendment to Employment Agreement, dated February 17, 2021, by and between Carriage Services, Inc.
and Melvin C. Payne

99.1 Press Release date February 17, 2021
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: February 18, 2021	By:	/s/ Steven D. Metzger
Steven D. Metzger
Senior Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit	Description

10.1	First Amendment to Employment Agreement, dated February 17, 2021, by and between Carriage Services, Inc. and Melvin C. Payne
99.1	Press Release date February 17, 2021
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL